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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Kinetic Concepts, Inc.:

We consent to the use of our report dated February 5, 1997 on the consolidated financial statements of Kinetic Concepts, Inc. and subsidiaries as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996 included herein and to the reference to our firm under the heading "Independent Accountants" in the Registration Statement.

Our report refers to a change in the method of applying overhead to inventory in 1994.

                                          KPMG Peat Marwick LLP

San Antonio, Texas
January 14, 1998